Exhibit 99.1 News Release

OP Bancorp Reports Third Quarter 2026 Net Income of $7.8 Million, Diluted EPS of $0.52
compared with second quarter 2026 net income of $8.0 million, diluted EPS of $0.53, and third quarter 2025 net income of $6.7 million, diluted EPS of $0.45
Growth in net interest income; Margin expansion; Continued balance sheet growth

Los Angeles, CA (October 22, 2026) — OP Bancorp (the “Company”) (NASDAQ: OPBK), parent company of Open Bank, today reported:

($ in thousands, except per share data)	As of and For the Quarter			Third Quarter Highlights
	3Q2026	2Q2026	3Q2025	Comparisons reflect 3Q26 vs. 2Q26
Income Statement:				Income Statement
Net interest income	$22,207	$20,068	$20,346	• Revenue growth driven by higher net interest income. •Net interest income increased, supported by continued loan growth. • Higher provision reflected loan growth and changes in criticized loans.
Noninterest income	5,295	5,651	4,130
Revenue	27,502	25,719	24,476
Provision for (reversal of) credit losses	1,597	(149)	1,175
Noninterest expense	15,512	14,826	13,629
Net income	$7,763	$7,978	$6,703
Diluted Earnings Per Share (“EPS”)	$0.52	$0.53	$0.45
Net interest margin (1)	3.27%	3.08%	3.26%
Efficiency ratio (2)	56.40	57.64	55.68
Balance Sheet:				Balance Sheet
Average loans (3)	$2,334,125	$2,253,270	$2,132,230	•Average loans increased 4%. •Average deposits increased 4%.
Average deposits	2,408,059	2,315,821	2,229,591
Credit Quality:				Credit Quality
Net charge-offs (1) to average gross loans	0.14%	0.03%	0.04%	•Net charge-offs increased but remained relatively low.
Allowance for credit losses on loans to gross loans	1.26	1.24	1.27	•Allowance coverage remained adequate.
Selected Metrics:				Performance and Capital
Book value per share	$16.07	$15.99	$14.88	•Book value per share continued to increase, reflecting growth in shareholders’ equity.
Return on average assets ("ROAA") (1)	1.11%	1.18%	1.04%	•ROAA and ROAE remained robust.
Return on average equity ("ROAE") (1)	12.94	13.61	12.36
Shareholders' equity to asset ratio	8.54	8.70	8.47	•The Company maintained a solid equity position.
Tier 1 leverage ratio	9.09	9.21	9.01	•Tier 1 leverage remained robust, supporting future growth.

(1)Annualized.
(2)Represents noninterest expense divided by the sum of net interest income and noninterest income.
(3)Includes loans held-for-sale.

Sang K. Oh, President and Chief Executive Officer:
“We delivered solid results in the third quarter, with net income of $7.8 million and diluted EPS of $0.52. Continued loan growth supported higher net interest income and further expansion in net interest margin. Book value per share continued to increase, reflecting growth in shareholders’ equity, while we maintained appropriate capital levels. As we enter the final quarter of 2026, we remain committed to sustainable growth, disciplined risk management and operating efficiency,” said Sang K. Oh, President and Chief Executive Officer.

INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 3Q2026 vs.
	3Q2026	2Q2026	3Q2025	2Q2026	3Q2025
Interest Income
Interest income	$41,377	$38,193	$38,522	8%	7%
Interest expense	19,170	18,125	18,176	6	5
Net interest income	$22,207	$20,068	$20,346	11%	9%

($ in thousands)	For the Three Months Ended						Average Yield/Rate Change 3Q2026 vs.
	3Q2026		2Q2026		3Q2025
	Interest Income/Expense	Average Yield/Rate(1)	Interest Income/Expense	Average Yield/Rate(1)	Interest Income/Expense	Average Yield/Rate(1)	2Q2026	3Q2025
Interest-earning Assets:
Loans	$37,627	6.41%	$35,731	6.36%	$35,001	6.52%	5 bps	(11) bps
Total interest-earning assets	41,377	6.08	38,193	5.87	38,522	6.16	21 bps	(8) bps
Interest-bearing Liabilities:
Interest-bearing deposits	17,905	3.79	16,891	3.77	17,442	4.07	2 bps	(28) bps
Total interest-bearing liabilities	19,170	3.84	18,125	3.82	18,176	4.06	2 bps	(22) bps
Ratios:
Net interest income / interest rate spreads	22,207	2.24	20,068	2.05	20,346	2.10	19 bps	14 bps
Net interest margin		3.27		3.08		3.26	19 bps	1 bps
Total deposits / cost of deposits	17,905	2.95	16,891	2.93	17,442	3.10	2 bps	(15) bps
Total funding liabilities / cost of funds	19,170	3.03	18,125	3.00	18,176	3.13	3 bps	(10) bps

(1)Annualized.

($ in thousands)	For the Three Months Ended						Average Yield Change 3Q2026 vs.
	3Q2026		2Q2026		3Q2025
	Interest Income	Average Yield (1)	Interest Income	Average Yield (1)	Interest Income	Average Yield (1)	2Q2026	3Q2025
Loan Yield Component:
Contractual interest rate	$36,973	6.30%	$35,335	6.29%	$34,263	6.39%	1 bps	(9) bps
Recurring accretion / amortization	239	0.04	226	0.04	299	0.05	— bps	(1) bps
Nonrecurring (2)	415	0.07	170	0.03	439	0.08	4 bps	(1) bps
Yield on loans	$37,627	6.41%	$35,731	6.36%	$35,001	6.52%	5 bps	(11) bps

(1)Annualized.
(2)Includes nonaccrual loan interest recognized or reversed, prepayment penalties and other fees, and accelerated discounts and premiums associated with loan payoffs.

Third Quarter 2026 vs. Second Quarter 2026
Net interest income increased by $2.1 million, or 11%, primarily driven by continued loan growth and the normalization of Federal Reserve Bank account income following a prior-quarter accrual adjustment. These benefits were partially offset by higher interest expense resulting from growth in average interest-bearing deposit balances. As a result, net interest margin increased by 19 basis points to 3.27%.

◦Interest-bearing Deposits in Other Banks: Interest income increased by $1.1 million, primarily reflecting the absence of a one-time Federal Reserve Bank accrual adjustment recorded in the prior quarter, as well as higher average balances.
◦Loans: Interest income increased by $1.9 million, driven largely by an $80.9 million or 4% increase in average loan balances, reflecting growth in CRE and home mortgage loans, along with a 5-basis-point increase in average loan yield to 6.41%.
◦Deposits: Interest expense increased by $1.0 million, primarily due to a $76.4 million or 4% increase in average interest-bearing deposit balances, including growth in money market and time deposit accounts. Despite the higher balances, the average cost of interest-bearing deposits increased only 2 basis points to 3.79%, reflecting relatively stable funding costs during the quarter.

Third Quarter 2026 vs. Third Quarter 2025
Net interest income increased by $1.9 million, or 9%, primarily driven by balance sheet growth and lower deposit rates. These favorable factors were partially offset by lower loan yields. As a result, the net interest margin increased by one basis point to 3.27%.
◦Loans: Interest income increased by $2.6 million, largely attributable to a $201.9 million increase in average loan balances, reflecting continued growth in CRE loans. The increase was partially offset by an 11-basis-point decline in loan yields, reflecting the impact of the federal funds rate cuts during the prior year and the repricing of adjustable-rate loans and newly originated loans.
◦Deposits: Interest expense increased by $463 thousand, mainly due to a $173.3 million increase in average interest-bearing deposit balances, driven mainly by growth in time deposits. The increase was partially offset by a 28-basis-point decline in costs of interest-bearing deposits, reflecting the repricing of time deposits and money market accounts following the federal funds rate cuts.

Provision for Credit Losses

($ in thousands)	For the Three Months Ended			$ Change 3Q2026 vs.
	3Q2026	2Q2026	3Q2025	2Q2026	3Q2025
Provision for (reversal of) credit losses on loans	$1,557	$(131)	$1,206	$1,688	$351
Provision for (reversal of) credit losses on off-balance sheet exposure	40	(18)	(31)	58	71
Provision for (reversal of) credit losses	$1,597	$(149)	$1,175	$1,746	$422

Third Quarter 2026 vs. Second Quarter 2026
Provision for credit losses on loans increased by $1.7 million. The increase primarily reflected higher general reserve requirements associated with loan growth and changes in credit quality, including an increase in criticized loans. Higher specific reserves due to lower net collateral values of individually evaluated loans also contributed to the increase.
Third Quarter 2026 vs. Third Quarter 2025
Provision for credit losses on loans increased by $351 thousand. The increase primarily reflected higher specific reserves due to lower net collateral values of individually evaluated loans and higher general reserve requirements associated with loan growth, partially offset by lower qualitative reserve requirements.

Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 3Q2026 vs.
	3Q2026	2Q2026	3Q2025	2Q2026	3Q2025
Noninterest Income
Service charges on deposits	$468	$515	$725	(9)%	(35)%
Loan servicing fees, net of amortization	980	974	724	1	35
Gains on sale of loans	3,277	3,370	2,037	(3)	61
Other income	570	792	644	(28)	(11)
Total noninterest income	$5,295	$5,651	$4,130	(6)%	28%

Third Quarter 2026 vs. Second Quarter 2026
Noninterest income decreased by $356 thousand, or 6%, primarily driven by lower other income.

◦Gains on Sale of Loans: Decreased by $93 thousand, primarily reflecting a lower average premium rate, partially offset by higher SBA loan sales volume. The Bank sold $51.1 million in SBA loans at an average premium rate of 8.06%, compared with $49.1 million sold at an average premium rate of 8.17% in the prior period.
◦Other Income: Decreased by $222 thousand, mainly due to higher unrealized losses on CRA mutual funds from higher market interest rates.

Third Quarter 2026 vs. Third Quarter 2025
Noninterest income increased by $1.2 million, or 28%, primarily due to higher gains on sale of loans.
◦Gains on Sale of Loans: Increased by $1.2 million, driven by stronger SBA loan sale activity and higher premium rates. The Bank sold $51.1 million in SBA loans at an average premium rate of 8.06%, compared with $36.8 million sold at an average premium rate of 6.71% in the prior period.

Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 3Q2026 vs.
	3Q2026	2Q2026	3Q2025	2Q2026	3Q2025
Noninterest Expense
Salaries and employee benefits	$9,452	$9,733	$8,892	(3)%	6%
Occupancy and equipment	1,827	1,901	1,676	(4)	9
Data processing and communication	513	380	263	35	95
Professional fees	1,129	454	419	149	169
FDIC insurance and regulatory assessments	385	387	428	(1)	(10)
Promotion and advertising	224	104	126	115	78
Directors’ fees	155	164	151	(5)	3
Foundation donation and other contributions	750	811	671	(8)	12
Other expenses	1,077	892	1,003	21	7
Total noninterest expense	$15,512	$14,826	$13,629	5%	14%

Third Quarter 2026 vs. Second Quarter 2026
Noninterest expense increased by $686 thousand, or 5%, primarily due to higher professional fees.

◦Professional Fees: Increased by $675 thousand, primarily due to higher non-recurring legal and professional service expenses incurred during the quarter.

Third Quarter 2026 vs. Third Quarter 2025
Noninterest expense increased by $1.9 million, or 14%, primarily due to higher professional fees and salaries and employee benefits.

◦Salaries and Employee Benefits: Increased by $560 thousand, primarily due to staffing growth, annual salary adjustments effective April 2026, and higher incentive accruals associated with increased SBA loan production.
◦Professional Fees: Increased by $710 thousand, primarily due to higher non-recurring legal and professional service expenses compared to the prior year.

Income Tax Expense

Third Quarter 2026 vs. Second Quarter 2026
Income tax expense decreased by $434 thousand to $2.6 million, primarily due to lower pre-tax income and a lower effective tax rate. The effective tax rate decreased to 25.3% from 27.8%, primarily due to return-to-provision adjustments associated with the prior-year tax returns.

Third Quarter 2026 vs. Third Quarter 2025
Income tax expense decreased by $339 thousand to $2.6 million, primarily reflecting a lower effective tax rate, partially offset by higher pre-tax income. The effective tax rate decreased to 25.3% from 30.7%, mainly due to the absence of a one-time deferred tax asset revaluation recognized in the prior-year period and return-to-provision adjustments associated with the prior-year tax returns.

BALANCE SHEET HIGHLIGHTS

Loans

($ in thousands)	As of			% Change 3Q2026 vs.
	3Q2026	2Q2026	3Q2025	2Q2026	3Q2025
CRE	$1,199,046	$1,190,117	$1,092,808	1%	10%
SBA	302,201	278,554	256,211	8	18
C&I	186,444	221,623	214,419	(16)	(13)
Home mortgage	600,017	568,512	587,641	6	2
Consumer & other	121	255	138	(53)	(12)
Gross loans	$2,287,829	$2,259,061	$2,151,217	1%	6%

The following table summarizes the loan activity for the periods indicated:

($ in thousands)	For the Three Months Ended
	3Q2026	2Q2026	3Q2025
Beginning Balance	$2,259,061	$2,234,259	$2,071,580
Originations	149,094	169,340	130,695
Net change in line utilization	(27,340)	35,399	31,167
Purchases	19,593	5,426	8,930
Sales	(51,102)	(51,907)	(36,136)
Payoffs & paydowns	(84,652)	(123,664)	(71,526)
Other	23,175	(9,792)	16,507
Total	28,768	24,802	79,637
Ending balance	$2,287,829	$2,259,061	$2,151,217

As of September 30, 2026 vs. June 30, 2026
Gross loans increased by $28.8 million or 1%, primarily reflecting lower CRE payoffs, partially offset by lower line utilization in C&I loans.
As of September 30, 2026 vs. September 30, 2025
Gross loans increased by $136.6 million or 6%, primarily driven by growth in CRE and SBA loans from originations, partially offset by lower line utilization in C&I loans.

The following table presents loan originations and the corresponding weighted average contractual rates for the periods indicated:

($ in thousands)	For the Three Months Ended						% Change in Amounts 3Q2026 vs.
	3Q2026		2Q2026		3Q2025		2Q2026	3Q2025
	Amount	Rate	Amount	Rate	Amount	Rate
CRE	$51,654	6.30%	$92,042	6.78%	$98,799	6.36%	(44)%	(48)%
SBA	29,611	7.96	32,403	7.94	15,051	8.72	(9)	97
C&I	14,083	6.41	8,321	7.28	9,984	6.96	69	41
Home mortgage	53,746	6.09	36,574	5.94	6,861	6.69	47	683
Gross loans (1)	$149,094	6.56%	$169,340	6.85%	$130,695	6.69%	(12)%	14%

(1)Excludes changes in line utilization.

The following table presents the composition of gross loans by interest rate type accompanied by the weighted average contractual rates as of the periods indicated:

($ in thousands)	As of
	3Q2026		2Q2026		3Q2025
	%	Rate	%	Rate	%	Rate
Fixed rate	27%	5.78%	28%	5.77%	31%	5.61%
Hybrid rate	42	6.12	41	6.05	41	5.89
Variable rate	31	6.80	31	6.90	28	8.02
Gross loans	100%	6.24%	100%	6.24%	100%	6.40%

The following table presents the maturity of gross loans by interest rate type accompanied by the weighted average contractual rates for the periods indicated:

($ in thousands)	As of September 30, 2026
	Within One Year		One Year Through Five Years		After Five Years		Total
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Fixed rate	$150,633	5.49%	$276,723	6.57%	$189,074	4.86%	$616,430	5.78%
Hybrid rate	—	—	208,068	5.71	762,455	6.23	970,523	6.12
Variable rate	112,676	7.14	179,254	6.82	408,946	6.70	700,876	6.80
Gross loans	$263,309	6.20%	$664,045	6.37%	$1,360,475	6.18%	$2,287,829	6.24%

Allowance for Credit Losses

The following table summarizes the activity in the allowance for credit losses for the periods presented:

($ in thousands)	As of and For the Three Months Ended			$ Change 3Q2026 vs.
	3Q2026	2Q2026	3Q2025	2Q2026	3Q2025
Allowance for credit losses on loans, beginning	$28,100	$28,406	$26,286	$(306)	$1,814
Provision for (reversal of) credit losses on loans	1,557	(131)	1,206	1,688	351
Gross charge-offs	(922)	(224)	(195)	(698)	(727)
Gross recoveries	101	49	2	52	99
Net charge-offs	(821)	(175)	(193)	(646)	(628)
Allowance for credit losses on loans, ending	$28,836	$28,100	$27,299	$736	$1,537

Allowance for credit losses on off-balance sheet exposure, beginning	$268	$286	$360	$(18)	$(92)
Provision for (reversal of) credit losses on off-balance sheet exposure	40	(18)	(31)	58	71
Allowance for credit losses on off-balance sheet exposure, ending	$308	$268	$329	$40	$(21)

Asset Quality

($ in thousands)	As of and For the Three Months Ended			% or Basis Point Change 3Q2026 vs.
	3Q2026	2Q2026	3Q2025	2Q2026	3Q2025
Accruing loans 30-89 days past due	$12,201	$10,486	$5,386	16%	127%
As a % of gross loans	0.53%	0.46%	0.25%	7 bps	28 bps

Nonaccrual loans (1)(2)	$18,032	$16,372	$12,312	10%	46%
Loans 90 days or more past due, accruing	—	892	—	(100)	—
Nonperforming loans (2)	18,032	17,264	12,312	4	46
OREO	—	—	845	—	(100)
Nonperforming assets (2)	$18,032	$17,264	$13,157	4%	37%

Nonperforming loans to gross loans	0.79%	0.76%	0.57%	3 bps	22 bps
Nonperforming assets to gross loans & OREO	0.79	0.76	0.61	3 bps	18 bps
Nonperforming assets to total assets	0.64	0.63	0.50	1 bps	14 bps

Criticized loans (3)(4) by risk categories:
Special mention loans	$51,728	$8,834	$8,695	486%	495%
Classified loans (5)	25,828	24,594	19,380	5	33
Total criticized loans	$77,556	$33,428	$28,075	132%	176%

Classified loans to gross loans	1.13%	1.09%	0.90%	4 bps	23 bps
Criticized loans to gross loans	3.39	1.48	1.31	191 bps	208 bps

Allowance for credit losses ratios:
As a % of gross loans	1.26%	1.24%	1.27%	2 bps	(1) bps
As a % of nonperforming loans	160	163	222	(3)%	(62)%
As a % of nonperforming assets	160	163	207	(3)	(47)
As a % of classified loans	112	114	141	(2)	(29)
As a % of criticized loans	37	84	97	(47)	(60)

Net charge-offs	$821	$175	$193	NM	325%
Net charge-offs (6) to average gross loans	0.14	0.03	0.04	11 bps	10 bps

NM — Not Meaningful
(1)Excludes loans held-for-sale.
(2)Excludes the guaranteed portion of loans totaling $38.3 million, $30.5 million and $17.6 million as of September 30, 2026, June 30, 2026 and September 30, 2025, respectively.
(3)Excludes the guaranteed portion of loans totaling $43.5 million, $35.8 million and $20.8 million as of September 30, 2026, June 30, 2026 and September 30, 2025, respectively.
(4)Consists of special mention, substandard, doubtful and loss categories.
(5)Consists of substandard, doubtful and loss categories.
(6)Annualized.

Overall credit quality remained generally sound during the quarter. We believe the allowance for credit losses on loans remained adequate at 1.26% of gross loans as of September 30, 2026.
◦Accruing loans 30-89 days past-due increased by $1.7 million, primarily driven by two CRE loans totaling $7.7 million moving into this category, partially offset by $6.3 million of loans returning to less than 30 days past due, primarily home mortgage and SBA loans.
◦Nonperforming loans increased by $768 thousand, primarily driven by $2.2 million of loans migrating into nonaccrual status, partially offset by a $1.1 million decrease in the balances of existing nonperforming loans.
◦Criticized loans increased by $44.1 million, primarily driven by $45.7 million of loans newly entering the category during the quarter. The new additions were primarily CRE loans rated Special Mention.
◦Special Mention loans increased by $42.9 million, primarily driven by four relationships totaling $41.5 million. An $8.2 million C&I relationship and a $5.9 million CRE relationship were downgraded primarily due to DCR covenant shortfalls but remain current. A $6.2 million CRE loan is in early delinquency due to sponsor liquidity constraints, while a $21.3 million CRE developer relationship in downtown Los Angeles remains current and performing, with the property being marketed for sale. Management continues to closely monitor these relationships and believes there is a viable path toward a positive resolution through repayment or credit upgrades over the next few quarters.

Deposits

($ in thousands)	As of						% Change 3Q2026 vs.
	3Q2026		2Q2026		3Q2025
	Amount	%	Amount	%	Amount	%	2Q2026	3Q2025
Noninterest-bearing deposits	$539,257	22%	$552,300	23%	$543,972	24%	(2)%	(1)%
Money market deposits and others	429,464	18	426,501	18	402,891	18	1	7
Time deposits	1,461,706	60	1,389,538	59	1,326,554	58	5	10
Total deposits	$2,430,427	100%	$2,368,339	100%	$2,273,417	100%	3%	7%

As of September 30, 2026 vs. June 30, 2026
Total deposits increased by $62.1 million or 3%, primarily driven by a $72.2 million increase in time deposits. The growth was primarily attributable to higher retail time deposit balances from existing customer relationships and increased wholesale funding balances. These increases were partially offset by declines in noninterest-bearing deposits.
As of September 30, 2026 vs. September 30, 2025
Total deposits increased by $157.0 million or 7%, primarily driven by a $135.2 million increase in time deposits. The increase reflected continued growth in retail time deposit balances from both new and existing customer relationships, as customers continued to favor higher-yielding deposit products. Deposit growth also benefited from higher balances in wholesale time deposits and money market accounts.

The following table sets forth the maturity of time deposits as of September 30, 2026:

	As of September 30, 2026
($ in thousands)	Within Three Months	Three to Six Months	Six to Nine Months	Nine to Twelve Months	After Twelve Months	Total
Time deposits (greater than $250)	$341,630	$280,753	$101,700	$92,911	$1,596	$818,590
Time deposits ($250 or less)	337,435	118,740	82,771	101,517	2,653	643,116
Total time deposits	$679,065	$399,493	$184,471	$194,428	$4,249	$1,461,706
Weighted average rate	3.95%	3.89%	3.96%	4.12%	3.46%	3.96%

CAPITAL

On October 22, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.14 per share. The dividend is payable on or about November 19, 2026, to shareholders of record as of the close of business on November 5, 2026. The principal source of funds from which the Company pays dividends are the dividends received from the Bank. During the third quarter of 2026, no shares were repurchased under the repurchase program approved in August 2025.

	OP Bancorp (1)	Open Bank (2)	Applicable Requirement (2)
Community Bank Leverage Ratio (“CBLR”) (2)
Tier 1 leverage	9.09	10.01	8.00
Risk-Based Capital Ratios (2):
Total capital	13.52%	13.56%	N/A
Tier 1 capital	11.18	12.31	N/A
CET1 capital	11.18	12.31	N/A

(1)CBLR framework applies only to Open Bank, and OP Bancorp’s ratios are presented solely for information purposes.
(2)Effective September 30, 2026, Open Bank elected the CBLR framework. Accordingly, Open Bank is no longer subject to the risk-based capital ratio requirements applicable under the generally applicable capital rules. Total capital, Tier 1 capital, and CET1 capital ratios are presented for informational purposes only, while the Tier 1 leverage ratio remains the primary regulatory capital measure under the CBLR framework.

OP Bancorp (1)				% or Basis Point Change 3Q2026 vs.
	3Q2026	2Q2026	3Q2025	2Q2026	3Q2025
Risk-Based Capital Ratios:
Total capital	13.52%	13.32%	12.17%	20 bps	135 bps
Tier 1 capital	11.18	10.98	10.92	20 bps	26 bps
CET1 capital	11.18	10.98	10.92	20 bps	26 bps
Tier 1 leverage	9.09	9.21	9.01	(12) bps	8 bps
Risk-weighted Assets ($ in thousands)	$2,278,084	$2,267,359	$2,126,986	0%	7%

(1)CBLR framework applies only to Open Bank, and OP Bancorp’s ratios are presented solely for information purposes.

ABOUT OP BANCORP

OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank operates a general commercial banking business in Los Angeles, Orange, and Santa Clara Counties in California, the Dallas metropolitan area in Texas, and Clark County in Nevada, serving small- and medium-sized businesses, professionals, and local residents with a particular focus on Korean and other Asian communities. The Bank currently operates twelve full-service branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Cerritos, Gardena, Buena Park, Garden Grove and Santa Clara, California, Carrollton, Texas and Las Vegas, Nevada. The Bank also has one loan production office in Bellevue, Washington. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone: 213.892.9999; Website: www.myopenbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that are not statements of historical fact are forward-looking, and readers should not construe these statements of assurances of expected or intended results, or of promises that management will take a given course of action or pursue the currently expected strategies and objectives. Forward-looking statements in this report include comments about the Company’s current business plans and expectations regarding future operating results, as well as management’s statements about expected future events and economic developments, plans, strategies and objectives. All such statements reflect the current intentions, beliefs and expectations of the Company’s executive management based on currently available information and current and expected market conditions. Forward-looking statements can sometimes be identified by the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. Readers should not construe these statements as assurances of a given level of performance, or as promises that we will take the actions our management currently expects.

Our forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected or could cause us to change plans or strategies or otherwise to take actions that differ from those we currently expect. The known risks and uncertainties that may have these effects are described in Part II, Item 1A, of our Quarterly Report on Form 10-Q for the period ended June 30, 2026 under the heading “Risk Factors”, and in our other filings with the Securities and Exchange Commission. You should read all forward-looking statements in the context of the foregoing and should not consider them to be reliable predictions of future events or as assurances of a particular level of performance or intended course of action. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise except as required by applicable law.

Contact
Investor Relations
OP Bancorp
Jaehyun Park
EVP & CFO
213.593.4865
jaehyun.park@myopenbank.com

CONSOLIDATED BALANCE SHEETS (unaudited)

($ in thousands, except share and per share data)	As of			% Change 3Q2026 vs.
	3Q2026	2Q2026	3Q2025	2Q2026	3Q2025
Assets
Cash and due from banks	$21,915	$21,812	$10,931	0%	100%
Interest-bearing deposits with other banks	220,984	153,239	155,817	44	42
Cash and cash equivalents	242,899	175,051	166,748	39	46
AFS debt securities, at fair value	187,146	202,506	200,760	(8)	(7)
Other investments	18,711	18,824	17,164	(1)	9
Loans held-for-sale	6,160	21,305	6,480	(71)	(5)
CRE	1,199,046	1,190,117	1,092,808	1	10
SBA	302,201	278,554	256,211	8	18
C&I	186,444	221,623	214,419	(16)	(13)
Home mortgage	600,017	568,512	587,641	6	2
Consumer and other	121	255	138	(53)	(12)
Gross loans	2,287,829	2,259,061	2,151,217	1	6
Allowance for credit losses on loans	(28,836)	(28,100)	(27,299)	3	6
Net loans	2,258,993	2,230,961	2,123,918	1	6
Premises and equipment, net	5,185	5,298	6,995	(2)	(26)
Accrued interest receivable	10,338	10,172	10,337	2	0
Servicing assets	10,619	10,280	10,429	3	2
Company owned life insurance	24,159	23,975	23,437	1	3
Deferred tax assets, net	15,046	12,456	12,099	21	24
Other real estate owned ("OREO")	—	—	845	—	(100)
Operating right-of-use assets	7,733	7,732	9,347	0	(17)
Other assets	22,446	25,746	25,655	(13)	(13)
Total assets	$2,809,435	$2,744,306	$2,614,214	2%	7%
Liabilities and Shareholders' Equity
Liabilities:
Noninterest-bearing	$539,257	$552,300	$543,972	(2)%	(1)%
Money market and others	429,464	426,501	402,891	1	7
Time deposits greater than $250	818,590	746,386	667,883	10	23
Other time deposits	643,116	643,152	658,671	0	(2)
Total deposits	2,430,427	2,368,339	2,273,417	3	7
FHLB advances	75,000	75,000	75,000	—	—
Subordinated note	24,650	24,629	—	0	NM
Accrued interest payable	16,524	15,949	15,968	4	3
Operating lease liabilities	9,752	9,865	11,826	(1)	(18)
Other liabilities	13,135	11,881	16,504	11	(20)
Total liabilities	2,569,488	2,505,663	2,392,715	3	7
Shareholders' equity:
Common stock	73,018	73,018	72,984	—	0
Additional paid-in capital	12,254	12,128	11,658	1	5
Retained earnings	170,296	164,624	148,031	3	15
Accumulated other comprehensive loss, net of tax	(15,621)	(11,127)	(11,174)	40	40
Total shareholders’ equity	239,947	238,643	221,499	1	8
Total liabilities and shareholders' equity	$2,809,435	$2,744,306	$2,614,214	2%	7%

Shares of common stock outstanding, at period-end	14,932,615	14,926,750	14,885,614	0%	0%
Book value per share	$16.07	$15.99	$14.88	1%	8%
Shareholders' equity to asset ratio	8.54%	8.70%	8.47%	(2)%	1%

NM — Not Meaningful

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Three Months Ended			Change 3Q2026 vs.
	3Q2026	2Q2026	3Q2025	2Q2026	3Q2025
Interest income
Interest and fees on loans	$37,627	$35,731	$35,001	5%	8%
Interest on AFS debt securities	1,775	1,824	1,699	(3)	4
Other interest income	1,975	638	1,822	210	8
Total interest income	41,377	38,193	38,522	8	7
Interest expense
Interest on deposits	17,905	16,891	17,442	6	3
Interest on borrowings	775	744	734	4	6
Interest on subordinated note	490	490	—	—	NM
Total interest expense	19,170	18,125	18,176	6	5
Net interest income	22,207	20,068	20,346	11	9
Provision for (reversal of) credit losses	1,597	(149)	1,175	NM	36
Net interest income after provision for credit losses	20,610	20,217	19,171	2	8
Noninterest income
Service charges on deposits	468	515	725	(9)	(35)
Loan servicing fees, net of amortization	980	974	724	1	35
Gains on sale of loans	3,277	3,370	2,037	(3)	61
Other income	570	792	644	(28)	(11)
Total noninterest income	5,295	5,651	4,130	(6)	28
Noninterest expense
Salaries and employee benefits	9,452	9,733	8,892	(3)	6
Occupancy and equipment	1,827	1,901	1,676	(4)	9
Data processing and communication	513	380	263	35	95
Professional fees	1,129	454	419	149	169
FDIC insurance and regulatory assessments	385	387	428	(1)	(10)
Promotion and advertising	224	104	126	115	78
Directors’ fees	155	164	151	(5)	3
Foundation donation and other contributions	750	811	671	(8)	12
Other expenses	1,077	892	1,003	21	7
Total noninterest expense	15,512	14,826	13,629	5	14
Income before income tax expense	10,393	11,042	9,672	(6)	7
Income tax expense	2,630	3,064	2,969	(14)	(11)
Net income	$7,763	$7,978	$6,703	(3)%	16%

EPS - basic	$0.52	$0.54	$0.45	$(0.02)	$0.07
EPS - diluted	0.52	0.53	0.45	(0.01)	0.07

Weighted average shares:
- Basic	14,932,615	14,903,398	14,885,614	0%	0%
- Diluted	14,956,018	14,942,130	14,919,474	0	0

ROAA (1)	1.11%	1.18%	1.04%	(7) bps	7 bps
ROAE (1)	12.94	13.61	12.36	(67) bps	58 bps
Efficiency ratio (2)	56.40	57.64	55.68	(124) bps	72 bps

NM — Not Meaningful
(1)Annualized.
(2)Represents noninterest expense divided by the sum of net interest income and noninterest income.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Nine Months Ended
	3Q2026	3Q2025	Change
Interest income
Interest and fees on loans	$108,237	$100,953	7%
Interest on AFS debt securities	5,360	4,632	16
Other interest income	4,510	5,461	(17)
Total interest income	118,107	111,046	6
Interest expense
Interest on deposits	51,641	51,525	0
Interest on borrowings	2,198	2,036	8
Interest on subordinated note	1,470	—	NM
Total interest expense	55,309	53,561	3
Net interest income	62,798	57,485	9
Provision for credit losses	1,860	3,117	(40)
Net interest income after provision for credit losses	60,938	54,368	12
Noninterest income
Service charges on deposits	1,446	2,742	(47)%
Loan servicing fees, net of amortization	2,676	2,631	2
Gains on sale of loans	8,697	5,497	58
Other income	2,159	2,044	6
Total noninterest income	14,978	12,914	16
Noninterest expense
Salaries and employee benefits	28,461	26,743	6
Occupancy and equipment	5,539	4,841	14
Data processing and communication	1,304	865	51
Professional fees	1,982	1,244	59
FDIC insurance and regulatory assessments	1,190	1,421	(16)
Promotion and advertising	448	514	(13)
Directors’ fees	463	529	(12)
Foundation donation and other contributions	2,286	1,863	23
Other expenses	2,898	3,460	(16)
Total noninterest expense	44,571	41,480	7
Income before income tax expense	31,345	25,802	21
Income tax expense	8,370	7,206	16
Net income	$22,975	$18,596	24%

EPS - basic	$1.54	$1.25	$0.29
EPS - diluted	1.54	1.25	0.29

Weighted average shares:
- Basic	14,909,133	14,867,626	0%
- Diluted	14,941,352	14,894,309	0%

ROAA (1)	1.13%	0.99%	14 bps
ROAE (1)	13.03	11.70	133 bps
Efficiency ratio (2)	57.31	58.92	(161) bps

NM — Not Meaningful
(1)Annualized.
(2)Represents noninterest expense divided by the sum of net interest income and noninterest income.

ASSET QUALITY BY LOAN TYPE

($ in thousands)	3Q2026	2Q2026	3Q2025
Accruing delinquent loans 30-89 days past due by loan type:
CRE	$6,150	$723	$—
SBA	—	3,173	1,390
C&I	—	26	617
Home mortgage	—	3,152	852
Total 30-59 days	6,150	7,074	2,859

CRE	1,521	—	—
SBA	1,574	972	378
C&I	—	77	—
Home mortgage	2,956	2,363	2,149
Total 60-89 days	6,051	3,412	2,527

CRE	7,671	723	—
SBA	1,574	4,145	1,768
C&I	—	103	617
Home mortgage	2,956	5,515	3,001
Total accruing delinquent loans 30-89 days past due	$12,201	$10,486	$5,386

Nonaccrual loans (1) by loan type:
CRE	$4,380	$3,747	$2,365
SBA	11,945	11,200	8,538
C&I	12	—	—
Home mortgage	1,695	1,425	1,409
Total nonaccrual	$18,032	$16,372	$12,312

Criticized loans (2) by loan type:
CRE	$41,950	$7,217	$9,345
SBA	22,886	21,859	14,925
C&I	9,497	1,390	864
Home mortgage	3,223	2,962	2,941
Total criticized	$77,556	$33,428	$28,075

(1)Excludes the guaranteed portion of loans that were in liquidation totaling $38.3 million, $30.5 million and $17.6 million as of September 30, 2026, June 30, 2026 and September 30, 2025, respectively.
(2)Excludes the guaranteed portion of loans that were in liquidation totaling $43.5 million, $35.8 million and $20.8 million as of September 30, 2026, June 30, 2026 and September 30, 2025, respectively.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	For the Three Months Ended
	3Q2026			2Q2026				3Q2025
($ in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)		Average Balance	Interest Income/Expense	Average Yield/Rate(1)
Interest-earning assets:
Interest-bearing deposits with other banks	$153,856	$1,469	3.74%	$128,022	$416	1.29%	(2)	$134,263	$1,502	4.38%
Other investments	18,803	506	10.76	18,531	222	4.79		17,112	320	7.48
AFS debt securities, at fair value	197,843	1,775	3.59	206,877	1,824	3.53		199,766	1,699	3.40
CRE	1,203,069	19,385	6.39	1,171,097	18,691	6.40		1,065,460	16,689	6.21
SBA	327,567	6,568	7.95	314,060	6,077	7.76		286,556	6,841	9.47
C&I	218,623	3,758	6.82	206,978	3,517	6.82		188,146	3,537	7.46
Home mortgage	584,220	7,903	5.41	560,842	7,437	5.30		591,939	7,931	5.36
Consumer and other	646	13	7.82	293	9	11.76		129	3	9.86
Loans (2)	2,334,125	37,627	6.41	2,253,270	35,731	6.36		2,132,230	35,001	6.52
Total interest-earning assets	2,704,627	41,377	6.08	2,606,700	38,193	5.87		2,483,371	38,522	6.16
Noninterest-earning assets	87,991			87,072				83,238
Total assets	$2,792,618			$2,693,772				$2,566,609

Interest-bearing liabilities:
Money market deposits and others	$453,649	$3,713	3.25%	$404,975	$3,174	3.14%		$425,248	$3,793	3.54%
Time deposits	1,420,357	14,192	3.96	1,392,628	13,717	3.95		1,275,417	13,649	4.25
Total interest-bearing deposits	1,874,006	17,905	3.79	1,797,603	16,891	3.77		1,700,665	17,442	4.07
Borrowings	81,359	775	3.78	81,816	744	3.65		76,250	734	3.82
Subordinated note	24,643	490	7.95	24,622	490	7.96		—	—	—
Total interest-bearing liabilities	1,980,008	19,170	3.84	1,904,041	18,125	3.82		1,776,915	18,176	4.06
Noninterest-bearing liabilities:
Noninterest-bearing deposits	534,053			518,218				528,926
Other noninterest-bearing liabilities	38,545			36,969				43,890
Total noninterest-bearing liabilities	572,598			555,187				572,816
Shareholders’ equity	240,012			234,544				216,878
Total liabilities and shareholders’ equity	$2,792,618			$2,693,772				$2,566,609

Net interest income / interest rate spreads		$22,207	2.24%		$20,068	2.05%			$20,346	2.10%
Net interest margin			3.27%			3.08%				3.26%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$2,408,059	$17,905	2.95%	$2,315,821	$16,891	2.93%		$2,229,591	$17,442	3.10%
Total funding liabilities / cost of funds	2,514,061	19,170	3.03	2,422,259	18,125	3.00		2,305,841	18,176	3.13

	For the Nine Months Ended
	3Q2026				3Q2025
($ in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate (1)		Average Balance	Interest Income/Expense	Average Yield/Rate (1)
Interest-earning assets:
Interest-bearing deposits with other banks	$142,329	$3,212	2.98%	(2)	$135,439	$4,522	4.40%
Other investments	18,194	1,298	9.51		16,851	939	7.43
AFS debt securities, at fair value	203,296	5,360	3.52		188,258	4,632	3.28
CRE	1,176,405	55,890	6.35		1,031,854	47,681	6.18
SBA	311,610	18,624	7.99		278,621	19,666	9.44
C&I	212,765	10,828	6.80		198,512	10,982	7.40
Home mortgage	570,146	22,848	5.34		568,811	22,612	5.30
Consumer & other	849	47	7.36		146	12	10.85
Loans (3)	2,271,775	108,237	6.37		2,077,944	100,953	6.49
Total interest-earning assets	2,635,594	118,107	5.99		2,418,492	111,046	6.13
Noninterest-earning assets	84,005				81,505
Total assets	$2,719,599				$2,499,997

Interest-bearing liabilities:
Money market deposits and others	$417,510	$9,897	3.17%		$396,168	$10,463	3.53%
Time deposits	1,401,268	41,744	3.98		1,250,518	41,062	4.39
Total interest-bearing deposits	1,818,778	51,641	3.80		1,646,686	51,525	4.18
Borrowings	79,690	2,198	3.69		67,290	2,036	4.05
Subordinated note	24,622	1,470	7.96		—	—	—
Total interest-bearing liabilities	1,923,090	55,309	3.85		1,713,976	53,561	4.18
Noninterest-bearing liabilities:
Noninterest-bearing deposits	523,061				532,867
Other noninterest-bearing liabilities	38,419				41,198
Total noninterest-bearing liabilities	561,480				574,065
Shareholders’ equity	235,029				211,956
Total liabilities and shareholders’ equity	$2,719,599				$2,499,997

Net interest income / interest rate spreads		$62,798	2.14%			$57,485	1.95%
Net interest margin			3.18%				3.17%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$2,341,839	$51,641	2.95%		$2,179,553	$51,525	3.16%
Total funding liabilities / cost of funds	2,446,151	55,309	3.02		2,246,843	53,561	3.19

(1)Annualized.
(2)Interest income includes a one-time $739 thousand adjustment recorded during the second quarter of 2026 related to the correction of prior-period interest accruals on the Federal Reserve Bank account.
(3)Includes loans held-for-sale.